Exhibit 3
                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                          HIGHLANDS BANKSHARES, INC.


      Pursuant to Section 31-1-33 and Section 31-1-110 of the West Virginia Code, HIGHLANDS BANKSHARES, INC., a corporation organized and existing under the laws of the State of West Virginia, hereby restates its Articles of Incorporation as hereinafter set forth:

      I. The undersigned agrees to become a corporation by the name of HIGHLANDS BANKSHARES, INC.

      II. The address of the principal office of said corporation will be located at 3 North Main Street, in the City of Petersburg, County of Grant, State of West Virginia, 26847.

      III. The purpose or purposes for which corporation is formed are as follows:

      The principal purposes for which the corporation is formed are to purchase, own, and hold the stock of other corporations, and to do every act and thing covered generally by the denomination "holding corporation", and especially to direct the operations of other corporations through the ownership of stock therein; to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge, or otherwise dispose of shares or voting trust certificates for shares of the capital stock issued by any corporation organized under the laws of this state or any other state or district or the United States, and also bonds, notes, securities and evidences of indebtedness of the United States or of any state, district, territory, dependency or country or subdivision or municipality thereof; to issue in exchange therefor shares of the capital stock, bonds, notes or other obligations of this corporation and while the owner thereof to exercise all the rights, powers, and privileges of ownership including the right to vote on any shares of stock or voting trust certificate so owned; to promote, lend money to, and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts, or other obligations of, and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks, voting trust certificates, or other securities or evidences of indebtedness shall be held by or for this corporation, or in which, or in the welfare of which, this corporation shall have any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of any such bonds, stocks, or other securities or evidences of indebtedness or the property of this corporation. Further, this corporation shall have the power to carry on businesses of any character whatsoever which are not prohibited by law or required to be stated in these Articles.

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      IV. No holder of shares of the stock of any class of this
corporation shall have any pre-emptive or preferential rights of subscription to any shares of any class of stock of this corporation, whether now or hereafter authorized, or to any obligations of this corporation convertible into stock of this corporation, issued or sold, or to any options, warrants or rights to subscribe to any such shares.

      V. Provisions for the regulation of the internal affairs of the corporation are:

         (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually or reasonably incurred by him in connection with such action, suit or proceeding; provided, however, no such indemnification shall be made if such director, officer, employee, or agent shall have been determined to be guilty of gross negligence or willful misconduct in the performance of his duty as such director, officer, employee or agent. In the absence of a judicial or administrative determination of gross negligence or willful misconduct, the indemnification shall be made if a determination that no gross negligence or willful misconduct exists shall be made by (1) the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders. The indemnification herein granted shall inure to the benefit of such present or former directors, officers, employees and agents and their heirs, executors and administrators.

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         (b) At each election of directors of this corporation every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are directors to be elected and for whose election such shareholder has the right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates for the Board of Directors of this corporation.

         (c) No director of the corporation shall be removed from his office as a director except by the affirmative vote of the holders of at least eighty percent (80%) of the shares of the corporation's capital stock, issued, outstanding and entitled to vote.

         (d) Except as set forth below, the affirmative vote of holders of at least eighty percent (80%) of the shares of the corporations capital stock, issued, outstanding, and entitled to vote shall be required to approve any of the following:

             1. any merger or consolidation of the corporation with or into any other corporation; or

             2. any share exchange in which a corporation, person or entity acquires the issued or outstanding shares of capital stock of the corporation pursuant to a vote of shareholder; or

             3. any issuance of shares of the corporation that results in the acquisition of control of the corporation by any person, firm or corporation or group of one or more thereof that previously did not control the corporation; or

             4. any sale, lease, exchange, mortgage, pledge or other transfer, in one transaction or a series of transactions, of all, or substantially all, of the assets of the corporation to any other corporation, person, or entity; or

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             5. the adoption of a plan for the liquidation or
dissolution of the corporation proposed by any other corporation, person or entity; or

             6. any proposal in the nature of a reclassification or reorganization that would increase the proportionate voting rights of any other corporation, person or entity; or

             7. any transaction similar to, or having similar effect as, any of the foregoing transactions, if, in any such case, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon, such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 5 percent of the shares of capital stock of the corporation issued, outstanding and entitled to vote.

             If any of the transactions identified above in this Section V (d) is with a corporation, person or entity that is not the beneficial owner, directly or indirectly, of more than 5 percent of the shares of capital stock of the corporation issued, outstanding and entitled to vote, then the affirmative vote of holders of more than a majority of the shares of the corporation's capital stock issued, outstanding and entitled to vote shall be required to approve any of such transactions.

             The Board of Directors of the corporation shall have the power and duty to determine, for purposes of this Section V (d) on the basis of information known to the Board, if and when such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 5 percent of the shares of capital stock of the corporation issued, outstanding and entitled to vote and/or if any transaction is similar to, or has a similar effect as, any of the transactions identified above in this Section V
(d). Any such determination shall be conclusive and binding for all purposes of this Section V (d). The provisions of this Section V (d) shall not apply to any transaction which is approved in advance by a majority of those Directors (1) who were Directors before the corporation, person or entity acquired beneficial ownership of more than 5 percent of the shares of capital stock of the corporation and who are not affiliates of such corporation, person or entity and (2) who became Directors at the recommendation of the Directors referred to in (1) above.

             The Board of Directors of the corporation, when evaluating any offer of another party to (1) make a tender or exchange offer for any equity security of the corporation, (2) merge or consolidate the corporation with another corporation, (3) purchase or otherwise acquire all or substantially all of the properties and assets of the corporation, or (4) engage in any transaction similar to, or having similar effects as, any of the foregoing transactions, shall, in connection with the exercise of its judgment in determining what is in the best interest of the corporation and its shareholders, give due consideration to all relevant factors, including without limitation the social and economic effects of the proposed transaction on the depositors, employees, suppliers, customers and other constituents of the corporation and its subsidiaries and on the communities in which the corporation and its subsidiaries operate or are located, the business reputation of the other party, and the Board of Directors' evaluation of the then value of the corporation in a freely negotiated sale and of the future prospects of the corporation as an independent entity.

             (e) The provisions of this Section V (paragraphs (a) through
(e), both inclusive) of these Articles of Incorporation may not be amended, nor shall any amendment be adopted which is inconsistent with any of the provisions of such Article V hereof except upon the affirmative vote of the holders of at least eighty percent (80%) of the shares of the corporation's capital stock, issued, outstanding and entitled to vote.

      VI. Commencing with the election of directors at the annual meeting of shareholders in 1998, the directors shall be divided into three Classes, A, B, and C, as nearly equal in number as possible, following such procedure as shall be established by the Board of Directors. The initial term of office for directors in Class A shall expire at the annual meeting of shareholders in 1999; the initial term of office for directors in Class B shall expire at the annual meeting of shareholders in 2000; and the initial term of office for directors in Class C shall expire at the annual meeting of shareholders in 2001. As the initial term of office for each Class of directors expires in accordance with the schedule previously described, successive elections for directors for each Class shall be held at the corresponding annual shareholder meeting and, thereafter, upon successive three-year intervals; it is the intent of this paragraph to establish staggered three-year terms of office for three distinct classes of directors A, B, and C. However, any director named between any annual meeting of shareholders shall be for the term ending with the next annual meeting of shareholders. If the number of directors fixed by the bylaws increases or decreases, all Classes of directors shall be increased or decreased as equally as possible.

      VII. The amount of the total authorized capital stock of said corporation shall be Five Million Dollars ($5,000,000.00), which shall be divided into one million (1,000,000) shares of the par value of Five Dollars ($5.00) each.

      VIII. The full name and address of the incorporator is: Edwin B. Roller, Jr., 124 Newman Avenue, Harrisonburg, Virginia, 22801.

      IX. The existence of this corporation is to be perpetual.

      X. The name and address of the appointed person to whom notice or process may be sent: George B. Moomau, 18 North Main Street, Petersburg, West Virginia, 26847.

      XI. The number of directors constituting the initial board of directors of the corporation is six, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify:

            Roy S. Harman                       P.O. Box 276
                                                Petersburg, WV 26847
                                                (Grant County)

            George B. Moomau                    18 North Main Street
                                                Petersburg, WV 26847

            Fred M. Riggleman                   Rt. 1, Box 30
                                                Dorcas, WV  26835
                                                (Grant County)

            Harold Roby                         12 Ours Street
                                                Petersburg, WV 26847

            John G. VanMeter                    5 Water Street
                                                Petersburg, WV 26847


            L. Keith Wolfe                      P.O. Box 127
                                                Petersburg, WV 26847
                                                (Grant County)
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      THESE RESTATED ARTICLES OF INCORPORATION do correctly set forth without change the corresponding provisions of the Corporation's original Articles of Incorporation as heretofore amended, and do supersede the Corporation's original Articles of Incorporation and all amendments thereto.

      THESE RESTATED ARTICLES OF INCORPORATION are now signed by Leslie A. Barr, President, and Clarence E. Porter, Secretary/Treasurer, of Highlands Bankshares, Inc., a corporation organized and existing under the laws of the State of West Virginia, under the corporate seal of the corporation hereto affixed and attested by Clarence E. Porter, its Secretary/Treasurer, this 8th day of DECEMBER , 1997.

                                       HIGHLANDS BANKSHARES, INC.



                                 By:   LESLIE A. BARR
                                       LESLIE A. BARR, President



                                 By:   CLARENCE E. PORTER
                                       CLARENCE E. PORTER, Secretary/Treasurer

ATTEST:

DECEMBER 8, 1997
CLARENCE E. PORTER, Secretary/Treasurer

STATE OF WEST VIRGINIA
CITY/COUNTY OF   GRANT  , to-wit;

      I, SHELLEY R. MONGOLD , a Notary Public, do hereby certify that on this 8th day of DECEMBER, 1997, personally appeared before me LESLIE A.
BARR, who, being by me first duly sworn, declared that he is the President of Highlands Bankshares, Inc., that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.
      My commission expires: 3-8-05

                    SHELLEY R. MONGOLD
                      Notary Public


STATE OF WEST VIRGINIA
CITY/COUNTY OF     GRANT    ,to-wit;

      I, SHELLEY R. MONGOLD , a Notary Public, do hereby certify that on this 8th day of DECEMBER, 1997, personally appeared before me
CLARENCE E. PORTER, who, being by me first duly sworn, declared that he is the Secretary/Treasurer of Highlands Bankshares, Inc., that he signed the foregoing document as Secretary/Treasurer of the Corporation, and that the statements therein contained are true.

       My commission expires:       3-8-05

                    SHELLEY R. MONGOLD
                      Notary Public

      These Restated Articles of Incorporation were prepared by Carla W. Tanner, Wharton, Aldhizer & Weaver, P.L.C., 100 South Mason Street, P.O. Box 20028, Harrisonburg, Virginia 22801-7528

CWT/21900/98674